UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): June 5, 2009
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300,
Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 5, 2009, National Money Mart Company ( “National Money Mart”) and Dollar Financial Group, Inc., each a wholly-owned direct or indirect subsidiary of Dollar Financial Corp. (the “Company”), entered into a Summary Settlement Agreement providing for the settlement of their outstanding Ontario class action litigation, in which the plaintiffs claimed that the business model used by National Money Mart resulted in the collection of fees in excess of the statutory limit for the payday loans made since 1997 to a group of National Money Mart’s customers. The settlement requires final Court approval and there can be no assurance that the settlement will receive such approval. The settlement does not reflect any admission of wrongdoing by the defendants.
The Summary Settlement Agreement includes:
     1. Periodic payments over the next two years aggregating C$27.5 million in cash; this consists of:
     a. C$7.5 million paid to Plaintiff’s counsel in trust upon signing the Summary Settlement Agreement:
     b. C$2.5 million upon final approval of the settlement by the Court;
     c. C$10.0 million to be paid on July 15, 2010; and
     d. C$7.5 million to be remitted on July 15, 2011.
     2. National Money Mart will release approximately C$43.0 million of defaulted indebtedness of class members that has built up since 1997, and which is still outstanding as of the date the settlement is approved by the Court. National Money Mart will take steps to notify all such class members that, as a result of this defaulted debt amnesty program, they will be returned to a status in good standing at any National Money Mart location throughout Canada.
     3. National Money Mart will provide C$30.0 million in transaction credits for this broad group of customers, which can be applied in C$5.00 increments to future product transactions on most of National Money Mart’s products.
The Company expects to record a charge of C$27.5 million associated with the scheduled cash payments, and an additional amount that will be based on the expected value of the transaction credits utilized under the settlement provisions. For financial statement purposes, the Company’s loss provisioning policy requires that defaulting debt over six months of age is fully provisioned against in the Company’s financial statements.
The above summary of the material terms of the Summary Settlement Agreement is qualified in its entirety by reference to the complete text of the Summary Settlement Agreement filed herewith as Exhibit 10.1 and is in its entirety incorporated in this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Summary Settlement Agreement by and among Kenneth Smith, as Estate Trustee of the last Will and Testament of Margaret Smith, deceased, and Ronald Adrien Oriet, as plaintiffs and National Money Mart Company and Dollar Financial Group, Inc., as defendants, dated June 5, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: June 9, 2009	By:	/s/ Randy Underwood
Randy Underwood
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Summary Settlement Agreement by and among Kenneth Smith, as Estate Trustee of the last Will and Testament of Margaret Smith, deceased, and Ronald Adrien Oriet, as plaintiffs and National Money Mart Company and Dollar Financial Group, Inc., as defendants, dated June 5, 2009.